                                                               EXHIBIT 99.1(K)

                            THE ASSET PROGRAM, INC.

                            ARTICLES SUPPLEMENTARY


        THE ASSET PROGRAM, INC. (hereinafter called the "Corporation"), a Maryland corporation, and having its principal office in the State of Maryland in the City of Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

        FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Two Hundred Million (200,000,000) shares of capital stock. The Corporation has five series of capital stock each of which consists of four classes of common stock as follows:

                           Class A         Class B         Class C         Class D       Class I
                         Common Stock    Common Stock    Common Stock    Common Stock  Common Stock
                         ------------    ------------    ------------    ------------  ------------
Merrill Lynch Mid Cap      6,250,000     20,000,000        6,250,000      6,250,000
Value Fund

Quality Bond Portfolio     6,250,000      6,250,000        6,250,000      6,250,000

Global Opportunity         6,250,000     10,000,000        6,250,000      6,250,000
Portfolio

Mercury U.S.               6,250,000      6,250,000        6,250,000                    6,250,000
Government Securities
Fund

Mercury Growth             6,250,000      6,250,000       10,000,000                    6,250,000
Opportunity Fund

        The remaining Fifty Three Million, Seven Hundred and Fifty Thousand (53,750,000) shares of authorized capital stock are not designated as to any series or class. All shares of all series and classes of the Corporation's capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate value of Twenty Million Dollars ($20,000,000).

        SECOND: The Board of Directors of the Corporation, acting in accordance with Section 2-105(c) of the Maryland General Corporation Law, hereby redesignates certain series of Common Stock as follows: (i) all classes of the Common Stock of Global Opportunity Portfolio shall be classified as undesignated shares of Common Stock and (ii) all classes of the Common Stock of Quality Bond Portfolio shall be classified as undesignated shares of Common Stock.


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        THIRD: Following the foregoing redesignations of the Corporation's series of Common Stock, the Corporation will have authority to issue Two Hundred Million (200,000,000) shares of capital stock, as follows:

                           Class A         Class B         Class C         Class D       Class I
                         Common Stock    Common Stock    Common Stock    Common Stock  Common Stock
                         ------------    ------------    ------------    ------------  ------------
Merrill Lynch Mid Cap      6,250,000     20,000,000        6,250,000      6,250,000
Value Fund

Mercury U.S.               6,250,000      6,250,000        6,250,000                    6,250,000
Government Securities
Fund

Mercury Growth             6,250,000     10,000,000        6,250,000                    6,250,000
Opportunity Fund

        The remaining One Hundred and Twenty Seven Million, Five Hundred Thousand (127,500,000) shares of authorized capital stock are not designated as to any series or class.

        FOURTH: After the foregoing redesignations of Common Stock of the Corporation, all shares of all series and classes will have a par value of Ten Cents ($0.01) per share and an aggregate par value of Twenty Million Dollars ($20,000,000).

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     IN WITNESS WHEREOF, THE ASSET PROGRAM, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on February 23, 2001.



                                           THE ASSET PROGRAM, INC.

                                               /s/ Terry K. Glenn
                                            By:--------------------------------
                                               Terry K. Glenn
                                               President

Attest:

/s/ Allan J. Oster
------------------------------
Allan J. Oster
Secretary


     The undersigned, President of THE ASSET PROGRAM, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate seal of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the approval thereof are true in all material respects, under the penalites of perjury.


                                               /s/ Terry K. Glenn
                                            By:--------------------------------
                                               Terry K. Glenn
                                               President

Dated: February 23, 2001